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                                                                EXHIBIT 10.2


                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Stock Purchase Agreement") is made and entered as of this 24th day of April, 1996, by and between PROMUS HOTELS, INC. ("Promus"), a Delaware corporation, and WINSTON HOTELS, INC. (the "Company"), a North Carolina corporation.

                                    RECITALS

         WHEREAS, Promus owns, operates and franchises hotels under, among others, the trademark and service mark "Homewood Suites."

         WHEREAS, as of the date hereof, the Company and Promus executed (A) purchase agreements ("Purchase Agreements") providing for the acquisition by WINN Limited Partnership, a North Carolina limited partnership (the "Partnership"), of (i) a Homewood Suites hotel located in Houston, Texas (the "Developed Hotel") and (ii) three Homewood Suites hotels currently under construction in Richmond, Virginia, BWI, Baltimore, Maryland, and Dallas, Texas (the "Development Hotels"), (B) an option agreement ("Option Agreement") requiring Promus to provide the Partnership with the option to acquire certain other hotel properties developed from time to time hereafter by Promus (the "Additional Hotels" and, together with the Developed Hotel and the Development Hotels, the "Hotels"), and (C) management agreements providing for the management of the Hotels by Promus (the Purchase, Option and Management Agreements, collectively, as in effect on such date, including any acquisition agreements for Additional Hotels executed subsequently pursuant to the Option Agreement, and without regard to any subsequent amendments or modifications thereto, the "Acquisition Documents").

         WHEREAS, Promus has agreed to purchase from the Company up to $15 million of common stock of the Company, par value $.01 per share ("Common Stock"), from time to time as the Partnership acquires Hotels, generally to provide a source of funds for such acquisitions, on the terms and conditions set forth in this Stock Purchase Agreement.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties do hereby agree as follows:

1.       TERMS OF SUBSCRIPTION - AGREEMENT TO PURCHASE AND SELL COMMON STOCK

(a) (i) STOCK PURCHASES UPON HOTEL CLOSINGS. Promus hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to Promus, from time to time, Common Stock subject to the limitations set forth in
Section 1(c) below, at the purchase price determined in accordance with Section 2 below (the "Purchase Price"). Subject to the limitations set forth in

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Section 1(c) below, Promus hereby subscribes for and agrees to consummate the acquisition of Common Stock for

                 (a) Three Million Dollars ($3,000,000), at the per share Purchase Price determined in accordance with Section 2 below, on the date on which the Partnership acquires the Developed Hotel, and

                 (b) the product of Twelve Thousand Five Hundred Dollars ($12,500) and the number of guest rooms in a Development Hotel or an Additional Hotel, at the per share Purchase Price determined in accordance with Section 2 below, on the date on which the Partnership acquires the Development Hotel or Additional Hotel.

         (ii) OPTION TO PURCHASE WITHIN SIX MONTHS. Notwithstanding Section 1(a)(i), Promus may elect to satisfy any or all of its obligations under this Stock Purchase Agreement at one or more times within six months after the Company's next public offering of Common Stock (the "Public Offering"), by notifying the Company in writing within such period, indicating the gross dollar amount that it is committing to invest in Common Stock. The closing of Promus' acquisition of such Common Stock will occur within 30 days after the Company's receipt of such notice, at a per share price determined in accordance with Section 2 below.

(b) OWNERSHIP LIMITATION. Promus shall only acquire Common Stock hereunder unless, at the time of any Common Stock purchase hereunder (each an "Incremental Purchase"), the Company's counsel determines that Promus owns the maximum amount of Common Stock permitted under the Amended and Restated Articles of Incorporation of the Company (the "Limit") and that no waiver of such Limit can be made without jeopardizing the Company's status as a real estate investment trust. In that event, the appropriate officer(s) of the Company will recommend that the Board of Directors consider in good faith waiving the Limit to the extent that a waiver can be made without jeopardizing its status as a real estate investment trust. In such cases, if no waiver is made, Promus shall (i) acquire units of limited partnership interest in the Partnership in the Incremental Purchase, which, under the Amended and Restated Agreement of Limited Partnership of the Partnership, are redeemable at the option of the holder for shares of Common Stock (or, at the Company's election, an equivalent value in cash), for the same Purchase Price and on the same terms as it would acquire Common Stock and (ii) be admitted as a limited partner of the Partnership, entitled to all of the rights, preferences and privileges as all existing limited partners. References in this Agreement to "Common Stock" shall be deemed to mean "Units" when the provisions of this Section 1(b) are applicable and the context requires.





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(c)      AGGREGATE SUBSCRIPTION LIMIT.  Promus' agreement herein to purchase
Common Stock shall not exceed at any time the amount (the "Aggregate Subscription Limit") equal to the lesser of (i) Fifteen Million Dollars ($15,000,000) or (ii) the sum of Three Million Dollars ($3,000,000) and the aggregate Closed Hotel Amount. The "Closed Hotel Amount" shall equal the product of (A) Twelve Thousand Five Hundred Dollars ($12,500) and (B) the number of guest rooms in each Development Hotel or Additional Hotel purchased by the Partnership pursuant to the Acquisition Documents or any documents executed subsequently by the parties pursuant to the Acquisition Documents regarding the Partnership's acquisition of Additional Hotels.

(d) LOCK-UP. Promus may not sell to the public any Common Stock (i) purchased pursuant to this Stock Purchase Agreement or (ii) received upon redemption of Units purchased pursuant to this Stock Purchase Agreement (through the operation of Section 1(b)), until at least one year after the Common Stock or Units, respectively, are acquired by Promus.

2. PURCHASE PRICE. The number of shares of Common Stock received by Promus at each closing of its purchase of Common Stock hereunder shall be equal to the gross purchase price paid by Promus at such closing divided by, (i) with respect to Common Stock acquired within six months after the Public Offering, the price per share at which shares of Common Stock are sold in the Public Offering and, (ii) with respect to all other Common Stock, an amount equal to the Market Price of a share of Common Stock on the date of acquisition. For purposes of this Agreement, "Market Price" shall mean, for any date, the average of the high and low sales prices of the Company's Common Stock as quoted on the Nasdaq Stock Market for the 10 consecutive business days ending on the second business day preceding such date.

3. PURCHASE CLOSINGS. At each closing of the acquisition of Common Stock hereunder,

         (a) Promus shall pay to the Company, by wire transfer or by certified or bank cashier's check, an amount determined under section 1 above, subject to the aggregate amount not exceeding the Aggregate Subscription Limit; and

         (b) The Company shall issue to Promus one or more certificates representing the whole number of issued and outstanding shares of Common Stock equal to the quotient of (i) the gross amount paid by Promus to the Company under Section 3(a) above divided by (ii) the Purchase Price determined under
Section 2 above. The Company shall not be required to issue fractional shares of Common Stock in connection with any Incremental Purchase and, in lieu thereof, the Company shall refund to Promus the cash amount represented by the fractional share of Common Stock based upon the Purchase Price. In addition to the legends





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required by the Company's Articles of Incorporation, each certificate or instrument representing shares of the Common Stock shall bear a legend in substantially the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY.

         Such legend shall be removed by the Company upon (i) the U.S. Securities and Exchange Commission ("SEC") declaring effective a Registration Statement (as defined in Section 7 below) covering such Common Stock or (ii) delivery to it of an opinion of counsel reasonably satisfactory to the Company and its counsel that a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), other than a Registration Statement, is at the time effective with respect to the transfer of the legended security or that such security can be transferred without such registration statement being in effect and without the requirements of a legend on the certificate in the hands of the transferee.

4. TERM. Promus' obligations in connection with this Stock Purchase Agreement shall terminate upon the earliest to occur of (i) the date that Promus shall have reached the Aggregate Subscription Limit, (ii) the day after the date on which the Partnership acquires the last Additional Hotel under the Option Agreement, (iii) delivery of written notice to Promus that the Company has terminated Promus' obligations hereunder or (iv) April __, 2001.

5. REPRESENTATIONS AND WARRANTIES OF PROMUS. Promus hereby represents and warrants to the Company as follows:

(a) The execution, delivery and performance of this Agreement by Promus has been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Promus, enforceable in accordance with its terms.

(b) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Promus Company will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under, any agreement to which Promus is a party, the certificate of incorporation or bylaws of Promus, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Promus is a party





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or to which any of its properties or other assets is subject, or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to Promus or its assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of Promus.

(c) No consent, license, permit or filing of or with any governmental authority or any person is required in connection with Promus' execution, delivery and performance of this Stock Purchase Agreement except as has been obtained by Promus.

(d) No finder, broker, agent, financial advisor or other intermediary has acted on behalf of Promus in connection with the purchase of the Common Stock pursuant to this Stock Purchase Agreement or the negotiation or consummation hereof.

(e) It is familiar with the business and financial condition of the Company and the Partnership and is not relying upon any representations made to it by the Company or any of its officers, directors, employees, partners or agents that are not contained herein.

(f) It is aware of the risks involved in making an investment in the Common Stock (or Units if required under Section 1(b)). It has had an opportunity to ask questions of, and to receive answers from, the Company, or a person or persons authorized to act on its behalf, concerning the terms and conditions of this investment. Promus confirms that all documents, records and books pertaining to its investment in the Company (or the Partnership, if necessary under Section 1(c) above) that have been requested by it have been made available or delivered to it prior to the date hereof.

(g) It understands that the Common Stock has not been registered under the Securities Act, or any state securities acts, and is being offered and sold to Promus in reliance on an exemption from such registration requirements. The Common Stock for which Promus hereby subscribes is being acquired solely for its own account, for investment, and is not being purchased with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof in violation of such laws, and Promus has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale.

(h) It is an "accredited investor" as that term is defined in Rule 501 and Regulation D promulgated under the Securities Act.

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of the purchase of Common Stock made hereunder in





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connection with the acquisition of the Developed Hotel and on the date of each
Incremental Purchase pursuant to the terms of this Stock Purchase Agreement, and shall survive such dates.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Promus as follows:

(a) The Company has full legal right, power and authority to enter into this Stock Purchase Agreement and the Registration Rights Agreement referred to in
Section 7 hereof, and to consummate the transactions contemplated herein and therein. This Stock Purchase Agreement has been, and the Registration Rights Agreement referred to in Section 7 hereof will be, duly authorized by all necessary corporate action, and each will constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms.

(b) The Common Stock has been validly authorized and, when issued to Promus, will be duly and validly issued, fully paid, nonassessable and free of preemptive or similar rights. Authorized and unissued shares of Common Stock sufficient to satisfy the Company's obligation to issue such shares to Promus shall at all times be reserved by the Company. Units, if issued to Promus in lieu of Common Stock in accordance with Section 1(b) above, will upon issuance to Promus be validly issued, fully paid and nonassessable, shall not obligate Promus to restore capital to the Partnership except as may be required by the North Carolina Revised Uniform Limited Partnership Act and shall not be subject to any preemptive or similar rights.

(c) Assuming the accuracy of the representations of Promus set forth in Section 5 hereof, (i) the Common Stock will have been issued, offered and sold to Promus in compliance with all applicable laws (including, without limitation, federal and state securities laws) and (ii) each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of any Common Stock to Promus, the execution, delivery and performance of this Agreement and the Registration Rights Agreement referred to in Section 7 hereof and the consummation by the Company of the transactions contemplated hereby and thereby has been made or obtained and is in full force and effect.

(d) Neither the issuance, sale and delivery to Promus by the Company of the Common Stock, nor the execution, delivery and performance of this Agreement and the Registration Rights Agreement referred to in Section 7 hereof, nor the consummation of the transactions contemplated hereby or thereby by the Company will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under,





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any agreement to which the Company is a party, the certificate of incorporation, bylaws of the Company, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which any of its properties or other assets or any hotel is subject, or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to the Company or its assets, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company.

(e) No consent, license, permit or filing of or with any governmental authority or any person is required in connection with the Company's execution, delivery and performance of this Stock Purchase Agreement except as has been obtained by the Company.

(f) No finder, broker, agent, financial advisor or other intermediary has acted on behalf of the Company in connection with the purchase of the Common Stock pursuant to this Stock Purchase Agreement or the negotiation or consummation hereof.

The foregoing representations and warranties are true and accurate as of the date hereof, or such other date as of which they are deemed to be made, and shall be true and accurate as of the date of the purchase of Common Stock made hereunder in connection with the acquisition of the Developed Hotel and on the date of each Incremental Purchase pursuant to the terms of this Stock Purchase Agreement, and shall survive such dates.

7. REGISTRATION RIGHTS. Prior to the first anniversary of the acquisition of the Developed Hotel, the Company shall enter into with Promus a registration rights agreement ("Registration Rights Agreement") in form and substance agreeable to Promus and the Company, providing, among other things, for the following with respect to Common Stock acquired by Promus pursuant to this Stock Purchase Agreement:

(a) In the time periods and with the frequency described in Section 7(b) below, the Company shall file and use its best efforts to cause to become effective, registration statements under the Securities Act, and all necessary qualifications or registrations under the securities laws covering the resale by Promus of shares of Common Stock issued to Promus hereunder (each, a "Registration Statement").

(b) A Registration Statement shall be filed within 60 days after (i) the first anniversary of the acquisition of the Partnership's acquisition of the Developed Hotel, and (ii) each subsequent anniversary if Promus has acquired Common Stock which is not covered by a Registration Statement and which is not then-subject to the provisions of subsection 1(d) above.





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


(c) The Company shall use its best efforts to maintain the effectiveness of each Registration Statement until the earlier of (i) such time as all of the shares of Common Stock covered thereby have been issued to and sold by Promus and (ii) such time as all of the shares of Common Stock covered thereby may be resold by Promus without restriction under the Securities Act.

(d) During any consecutive three month period, Promus shall be prohibited, unless the Company shall otherwise consent thereto in writing, from selling more than 25% of the outstanding shares of Common Stock, whether pursuant to a Registration Statement or otherwise, except in an underwritten public offering in which the managing underwriter is one reasonably acceptable to the Company.

(e) All expenses of such Registration Statement shall be borne by the Company, other than (i) any underwriting discounts or commissions or transfer taxes and (ii) the fees and expenses of all separate counsel for Promus in excess of the reasonable fees and expenses of one separate counsel retained by Promus to (A) review the Registration Statement as requested by the Company, (B) review or prepare information to be provided at the Company's request and (C) review documents and instruments to be executed by Promus at the request of the Company.

(f) (i) Promus shall refrain from the sale of any shares of Common Stock for one or more periods of not more than sixty (60) days following written notice from the Company that the relevant Registration Statement is not then current, due to the existence of material non-public information disclosure of which would materially adversely affect the business interests of the Company, and prior to Promus' receipt from the Company of written notice that such Registration Statement is again current, provided that Promus shall not be precluded from effecting sales pursuant to this clause (i) for more than ninety
(90) days during any 360-day period.

(ii) Following written notice from the Company that it has filed and caused to become effective a registration statement including an offering of shares of Common Stock for sale by the Company to the public in an underwritten public offering, Promus shall enter into agreements with the underwriters of such public offering, substantially in the same form and for the same time period as agreements entered into by the officers and directors of the Company, precluding the sale of Common Stock by Promus for a period not to exceed one hundred eighty (180) days following such notice, provided that Promus was given the opportunity to include its shares for sale in such public offering.

(g) With respect to a Registration Statement, the following procedures shall apply:





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                 (i)      The Company will, prior to filing a Registration
         Statement or prospectus or any amendment or supplement thereto, furnish to Promus and counsel designated by Promus, copies of such registration statement or prospectus as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing, and thereafter furnish to Promus, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as Promus may reasonably request in order to facilitate the disposition of the Common Stock covered by the Registration Statement.

                 (ii) The Company will use its best efforts to register or qualify the Common Stock under such other securities or blue sky laws of such jurisdictions in the United States as Promus reasonably requests; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

                 (iii) The Company will immediately notify Promus at any time when a prospectus included in a Registration Statement is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly make available to Promus any such supplement or amendment.

                 (iv) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

                 (v) The Company shall promptly notify Promus (A) when the prospectus or any prospectus supplement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and
         (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Stock for sale in any





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         jurisdiction or the initiation or threatening of any proceeding for such purpose.

                 (vi) Promus and each officer, director and controlling person of Promus shall be indemnified by the Company for all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue or alleged untrue statement or any omission or alleged omission in the then-current prospectus included in a Registration Statement, unless based upon information (if any) furnished to the Company by Promus expressly for use in a Registration Statement in a writing signed by or on behalf of Promus.

                 (f) The Company and each officer, director and controlling person of the Company shall be indemnified by Promus for all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue or alleged untrue statement or any omission or alleged omission in the then-current prospectus included in a Registration Statement, if based upon information (if any) furnished to the Company by Promus expressly for use in a Registration Statement in a writing signed by or on behalf of Promus.

                 (g) Promus agrees to promptly provide information or execute and deliver documents reasonably determined by the Company to be necessary to facilitate the preparation or filing of a Registration Statement.

8. MISCELLANEOUS.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered in person or mailed by registered or certified mail, return receipt requested, postage prepaid, or by Federal Express overnight mail, (A) to Promus at 785 Crossover Lane, Suite 141, Memphis, Tennessee 38117, Attention: General Counsel, with a copy to the same address,
Attention: Chief Financial Officer, and (B) to the Company at 2209 Century Drive, Suite 300, Raleigh, North Carolina 27612, with a copy to Mark Murphy, Hunton & Williams, Riverfront Plaza-East Tower, 951 E. Byrd Street, Richmond, Virginia 23219.

(b) NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN.

(c) This Agreement (i) supersedes all other agreements or understandings, by and between Promus and the Company, and (ii)





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constitutes the entire agreement between the parties hereto, in each case with respect to the subscription by Promus for shares of Common Stock of the Company. This Agreement may be amended only by an instrument in writing executed by all parties. Promus may assign and transfer its rights and obligations hereunder, and the Common Stock it acquires, to any direct or indirect subsidiary thereof.

(d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

(e) All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires. Captions herein are for convenience of reference only and shall not alter or affect the meaning or construction of the paragraphs hereof to which they relate.

(f) The parties hereto agree to take all actions, including the entering into of any documents, agreements or instruments, or amendments thereof, as may be necessary or appropriate to effectuate the intents and purposes hereof and consummate and make effective the transactions contemplated hereby.

(g) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.





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IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase
Agreement on and as of the date first above written.

PROMUS HOTELS, INC.,
a Delaware corporation

By:
Name:
Title:



WINSTON HOTELS, INC.,
a North Carolina corporation

By:
Name:
Title:



RI-CS:\Winston\subagr.5





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